CERTIFICATION

Michael Schoonover, President/Principal Executive Officer, and Erik Naviloff, Treasurer/Principal Financial Officer of Mutual Fund and Variable Insurance Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer		Treasurer/Principal Financial Officer
Mutual Fund and Variable Insurance Trust		Mutual Fund and Variable Insurance Trust

/s/ Michael Schoonover		/s/ Erik Naviloff
Michael Schoonover		Erik Naviloff
Date:	9/2/2026	Date:	9/2/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.